As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-196099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextEra Energy Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	30-0818558
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

700 Universe Boulevard

Juno Beach, Florida 33408

(561) 694-4000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Charles E. Sieving

700 Universe Boulevard

Juno Beach, Florida 33408

(561) 694-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Richard B. Aftanas Andrea L. Nicolas Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Joshua Davidson Timothy S. Taylor Mollie Duckworth Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purposes of filing Exhibits 3.2, 3.4, 3.6, 10.1, 10.2, 10.3, 10.4, 10.5, 10.7, 10.9 and 21.1 herewith. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

The exhibit index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on June 12, 2014.

NextEra Energy Partners, LP
By:	NextEra Energy Partners GP, Inc., its general partner

By:	/s/ Charles E. Sieving
Name: Charles E. Sieving
Title: General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

* James L. Robo	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2014

* Moray P. Dewhurst	Chief Financial Officer and Director (Principal Financial Officer)	June 12, 2014

* Armando Pimentel, Jr.	President and Director	June 12, 2014

* Charles E. Sieving	General Counsel and Director	June 12, 2014

* Chris N. Froggatt	Controller and Chief Accounting Officer (Principal Accounting Officer)	June 12, 2014

*By:	/s/ Charles E. Sieving
Attorney-in-fact

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement.

3.1**	Certificate of Limited Partnership of NEE Partners.

3.2	Form of Amended and Restated Agreement of Limited Partnership of NEE Partners.

3.3**	Certificate of Limited Partnership of NEE Operating LP.

3.4	Form of Amended and Restated Agreement of Limited Partnership of NEE Operating LP.

3.5**	Certificate of Incorporation of our general partner.

3.6	Bylaws of our general partner.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the common units registered.

10.1	Form of Management Services Agreement by and among NEE Partners, NEE Operating GP, NEE Operating LP and NEE Management.

10.2	Form of ROFO Agreement by and among NEE Operating LP, NextEra, NEE Partners, NEER and NEE Equity.

10.3	Form of Purchase Agreement by and between NEE Partners and NEE Equity.

10.4	Form of Equity Purchase Agreement by and between NEE Operating LP and NEE Partners.

10.5	Form of Exchange Agreement by and among NEE Partners, NextEra, NEE Equity and NEE Operating LP.

10.6**	Form of Registration Rights Agreement by and between NEE Partners and NextEra.

10.7	Form of Indemnity Agreement.

10.8*	Revolving Credit Facility by and among NEE Operating LP and the lenders party thereto.

10.9	Form of NEE Partners 2014 Long Term Incentive Plan.

10.10*	Form of Cash Sweep and Credit Support Agreement by and among NEE Partners, NEE Operating LP and NEER

21.1	Subsidiaries of the Registrant.

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2**	Consent of Deloitte & Touche LLP, independent public registered accounting firm, with respect to the audited financial information of NEE Partners.

23.3**	Consent of Deloitte & Touche LLP, independent public registered accounting firm, with respect to the audited financial information of our accounting predecessor.

24.1**	Powers of Attorney.

99.1**	Consent of Robert Byrne.

99.2**	Consent of Peter H. Kind.

*	To be filed by amendment.
**	Previously filed.